Exhibit 1.1

8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

Investors Real Estate Trust

UNDERWRITING AGREEMENT

April 21, 2004

D. A. DAVIDSON & CO.
as Representative of the Several Underwriters
D.A. Davidson & Co. 8 Third Street North Davidson Building Great Falls, Montana 59401

Ladies and Gentlemen:

     Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (each an “Underwriter” and, collectively, the “Underwriters”), for which you are acting as representative (the “Representative”), an aggregate of 1,000,000 shares of the Company’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, with a liquidation preference of $25.00 per share plus all accumulated and unpaid dividends on such share (the “Preferred Stock”), the terms of which are more fully described in the Registration Statement and the Final Prospectus (as hereinafter defined). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 150,000 shares of Preferred Stock as provided in Section 2 hereof.

     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-112465), which the Commission has declared effective under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”). Such registration statement and, in the event of any amendment thereto prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(c) under the Act, is hereinafter called the “Registration Statement.” The form of base prospectus contained in the Registration Statement at the time that the Registration Statement became effective is hereinafter called the “Base Prospectus.” The term “Preliminary Prospectus” as used herein means the preliminary prospectus supplement relating to the offering contemplated by this Agreement dated April 7, 2004 together with the Base Prospectus. The term

“Final Prospectus” as used herein means the prospectus supplement relating to the offering contemplated by this Agreement to be filed after the execution of this Agreement, together with the Base Prospectus as it may be amended to the date of such filing. References to the Registration Statement, the Preliminary Prospectus and the Final Prospectus or to any amendment or supplement thereto (i) include all information incorporated therein by reference and (ii) shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) (in the case of the Preliminary Prospectus and the Final Prospectus, such copies shall be in all substantive respects the same as any Preliminary Prospectus or Final Prospectus delivered to the Underwriters for use in connection with the offering of the Preferred Stock). Reference to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing after the date hereof of any document with the Commission deemed to be incorporated by reference therein. Copies of the Registration Statement, each Preliminary Prospectus, any amendments or supplements thereto, all exhibits thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Representative.

     The Company hereby confirms its agreement with respect to the sale of the Preferred Stock to the Underwriters as follows:

     1. Representations and Warranties of the Company.

     The Company represents and warrants to each of the Underwriters as follows:

     (a) The Registration Statement has been declared effective by the Commission under the Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor have any proceedings been instituted or, to the Company’s knowledge, threatened for that purpose.

     (b) Each part of the Registration Statement, when such part became or becomes effective, the Preliminary Prospectus, on the date of filing thereof with the Commission, and the Final Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the relevant Closing Date, conformed or will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations; each part of the Registration Statement (including the documents incorporated by reference therein), when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the date thereof and the time of filing thereof, the Preliminary Prospectus (including the documents incorporated by reference therein) did not, and at the date thereof and at the relevant Closing Date (as defined in Section 2(c)) the Final Prospectus (including the documents incorporated by reference therein) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the preparation thereof.

     (c) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company’s web site that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Preferred Stock other than the Preliminary Prospectus or the Final Prospectus.

     (d) The Company satisfies the requirements for use of Form S-3, as set forth in the General Instructions thereto.

     (e) The documents incorporated by reference in the Final Prospectus pursuant to Item 12 of Form S-3, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

     (f) There are no contracts, agreements or other documents of the Company or any other entity that are required to be described in the Final Prospectus or filed as exhibits to the Registration Statement by the Act and the Rules and Regulations which have not been so described or filed as required.

     (g) There are no business relationships or related-party transactions involving the Company or any other entity required to be described in the Final Prospectus which have not been described as required. The Company is not, directly or indirectly, extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the immediate family members of any of them, except as disclosed in the Final Prospectus.

     (h) The consolidated financial statements of the Company and its subsidiaries, together with the notes thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, (ii) fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified and (iii) have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto). No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Final Prospectus pursuant to Form S-3 or Regulation S-X or Regulation S-K of the Rules and Regulations. The financial information included in the Preliminary Prospectus and Final Prospectus under the caption “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” presents fairly the information required to be shown therein at the dates and for the periods indicated. No “non-GAAP financial measures” (as defined in Regulation G of the Rules and Regulations) are included or incorporated by reference in the Registration Statement or the Final Prospectus except for disclosure that complies with the requirements of Item 10 of Regulation S-K and Regulation G of the Rules and Regulations.

     (i) Brady, Martz & Associates, P.C., which certified the financial statements (which term, as used in this Agreement, includes the related notes thereto) for all periods up to and including April 30, 2003 included or incorporated by reference in the Registration Statement and the Final Prospectus, were, during such periods, independent public accountants with respect to the Company and as required by the Act and the Rules and Regulations.

     (j) Deloitte & Touche LLP, which reviewed the financial statements (which term, as used in this Agreement, includes the related notes thereto) for all periods since April 30, 2003 included or incorporated by reference in the Registration Statement and the Final Prospectus, are independent public accountants with respect to the Company and as required by the Act and the Rules and Regulations.

     (k) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (l) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

     (m) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which are designed to ensure that information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. The Company’s principal executive officer and principal financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of January 31, 2004 and have concluded that they are effective. The Company’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), to the Company’s auditors and the audit committee of the Company’s Board of Trustees: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the earlier of (x) January 31, 2004 or (y) the date of the most recent evaluation of the Company’s control over financial reporting, there has been no change in the Company’s control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s control over financial reporting.

     (n) There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Final Prospectus which have not been described as required.

     (o) The Company has all requisite trust power to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

     (p) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Preferred Stock by the Company, and the Company’s performance of its other obligations hereunder, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any subsidiary is subject; (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; or (iii) violate or conflict with any provision of the declaration of trust, limited partnership agreement, articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any of its subsidiaries.

     (q) No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the Company’s execution, delivery and performance of this Agreement and the Company’s consummation of the transactions contemplated hereby, except such as have been made or obtained under the Act and as may be required under state securities or blue sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”).

     (r) The Preferred Stock has been duly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable and will in all material respects conform to the description thereof contained in the Final Prospectus. The issuance of the Preferred Stock is not subject to preemptive or other similar rights. The relative rights, preferences, interests and powers of the Preferred Stock is as set forth in the Articles Supplementary Classifying and Designating an Unlimited Number of Shares of Beneficial Interest as 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest No Par Value; none of such provisions conflicts with North Dakota law. The form of certificate used to evidence the Preferred Stock complies with all applicable North Dakota statutory requirements. The holders of the Preferred Stock will not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or its Board of Trustees.

     (s) Other than as contemplated by this Agreement or described in the Final Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (t) The shares of Preferred Stock have been approved for listing on The Nasdaq National Market, subject only to official notice of issuance.

     (u) The Form 8-A registration statement to be filed by the Company under the Exchange Act with respect to the Preferred Stock will comply as to form in all material respects with the requirements of the Exchange Act.

     (v) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the Company’s execution and delivery of this Agreement or the issuance and sale by the Company of the Preferred Stock.

     (w) The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of North Dakota, and is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the business condition (financial or otherwise), earnings, operations, properties, business or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each subsidiary has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. Each of the Company and each of its subsidiaries has all requisite power and authority to own, lease and operate its properties and conduct its respective businesses as currently being carried on and as described in the Registration Statement and the Final Prospectus.

     (x) The authorized equity of the Company is as described under the captions “Description of Common Shares,” “Description of Preferred Shares” and “Description of Series A Preferred Shares” in the Final Prospectus. The Company has issued and outstanding 41,511,191 Common Shares. All of the outstanding Common Shares of the Company have been duly authorized and validly issued, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, and are fully paid and nonassessable. Neither the filing of the Registration Statement nor the offering or sale of the Preferred Stock as contemplated by this Agreement gives rise to any rights for or relating to the registration of the public offer and sale of any equity securities of the Company.

     (y) All the outstanding shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock, partnership interests or membership interests of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

     (z) Except for restrictions imposed by applicable law, no subsidiary of the Company is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, partnership interests or membership interests, or from repaying any loans or advances made by the Company to such subsidiary, and no subsidiary of the Company is restricted from transferring any of its property or assets to the Company; except that, following an event of default under loan documents encumbering the properties owned by a subsidiary, that subsidiary may be prohibited from making distributions to the Company.

     (aa) Neither the Company nor any subsidiary of the Company is (i) in violation of its respective articles or certificate of incorporation, charter, bylaws or other governing documents, or (ii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such subsidiary is subject, except for any such violation, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

     (bb) The Company and its subsidiaries have good and marketable title to all properties owned by them that are material to their respective operations, in each case free and clear of all liens, encumbrances and defects, and the property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; (ii) described in the Final Prospectus; or (iii) would not, singly or in the aggregate, have a Material Adverse Effect.

     (cc) Except as described in the Final Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the knowledge of the Company, no lessee of any portion of any property of the Company or any of its subsidiaries is in default under its lease and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (ii) no tenant under any of the leases pursuant to which any of the Company or its subsidiaries leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (iii) each of the properties of the Company and its subsidiaries complies with all applicable codes and zoning laws and regulations; and (iv) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or any of its subsidiaries.

     (dd) Title insurance in favor of the mortgagee or the Company, its subsidiaries and/or their Related Entities is maintained with respect to each property owned by any such entity in an amount at least equal to (i) the cost of acquisition of such property or (ii) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

     (ee) Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Final Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any subsidiary is subject; (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; or (iii) violate or conflict with any provision of the declaration of trust, limited partnership agreement, articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any of its subsidiaries

     (ff) Each of the Company and its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement and Final Prospectus. None of the Company or any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

     (gg) The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

     (hh) The Company and its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns, other than returns (x) as to which an extension has been timely requested and (y) the failure to file which would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) paid or made provision for the payment of all taxes required to be paid by any of them and, if due and payable, any related assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(h) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its subsidiaries that would have a Material Adverse Effect.

     (ii) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder; either (i) the provisions of Section 856 through 860 of the Code have applied to the Company for all taxable years beginning after February 28, 1986 or (ii) as of the close of the most recent taxable year, the Company had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code; and the Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code for all years of its taxable operations ending on or before April 30, 2004.

     (jj) Each of the Company’s subsidiaries is in compliance with all requirements applicable to a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications.

     (kk) The Company and each of its subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits of and from all public, regulatory or governmental agencies and bodies, material to the ownership of its properties and conduct of its business as now being conducted and as may be described in the Registration Statement and the Final Prospectus. The conduct of the business of the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (ll) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change, or any development that could reasonably be expected to have a Material Adverse Effect, in the business condition (financial or otherwise), earnings, operations, properties, business or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”); and (ii) there have been no transactions entered into by the Company or any of its subsidiaries which would materially affect the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business. Neither the Company nor any of its subsidiaries has any contingent liabilities which are not disclosed in the Final Prospectus or in the Registration Statement that are material to the Company and its subsidiaries, taken as a whole.

     (mm) There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, which (i) is required to be disclosed in the Final Prospectus or (ii) the disposition of which would (A) have a Material Adverse Effect or (B) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby. All such pending actions, suits and proceedings are, considered in the aggregate, not material.

     (nn) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). None of the Company or any if its subsidiaries is, or after giving effect to the sale of the Preferred Stock in accordance with this Agreement and the application of the proceeds as described in the Final Prospectus under the caption “Use of Proceeds” will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

     (oo) Neither the Company nor any of its affiliates has, directly or indirectly, taken any action designed to cause or result in the stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of the Preferred Stock.

     (pp) Neither of the Company nor any of its subsidiaries is currently doing business with the government of Cuba or with any person located in Cuba.

     (qq) Each of the Company and its subsidiaries is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred or is expected to occur with respect to any “pension plan” (as defined in ERISA) of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), in each case which could reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 501(a) of the Code is so qualified in all material respects and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification, except for such loss as would not reasonably be expected to have a Material Adverse Effect.

     (rr) Neither the Company nor any of its subsidiaries has any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances, pollutants, contaminants or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or any of its subsidiaries or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are currently occurring off such properties as a result of any construction on or the operation and use of such properties which presence or occurrence would have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, none of the Company or any of its subsidiaries has any knowledge of any material failure to comply with all applicable foreign local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     (ss) No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent that would have a Material Adverse Effect.

     (tt) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any of its subsidiaries nor, to the knowledge of the Company,, by any of their officers, directors, employees or agents or, to the knowledge of the Company or any of its subsidiaries, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any subsidiary, nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any subsidiary.

     (uu) The information contained in the Registration Statement and the Final Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

     2. Purchase, Sale and Delivery of Preferred Stock.

     (a) On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of shares of Preferred Stock set forth opposite their respective names on Schedule I hereto (the “Firm Shares”). The purchase price per share of Preferred Stock to be paid by the several Underwriters to the Company shall be $24.0625.

     (b) Delivery of the Firm Shares to be purchased by the Underwriters against payment therefor shall be made by the Company and the Representative as provided in Sections 2(d) and 2(e) below at 10:00 a.m. Central time (i) on the third full business day following the first day that the shares of Preferred Stock are traded; (ii) if this Agreement is executed and delivered after 2:30 P.M., Central time, the fourth full business day following the day that this Agreement is executed and delivered; or (iii) at such other time and date not later than seven full business days following the first day that shares of Preferred Stock are traded as the Representative and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the “Initial Closing Date”; provided, however, that if the Company has not made available to the Representative copies of the Final Prospectus within the time provided in Section 2(f) hereof, the Representative may, in its sole discretion, postpone the Initial Closing Date until no later than two full business days following delivery of copies of the Final Prospectus to the Representative.

     (c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 additional shares of Preferred Stock (the “Option Shares”) from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” (references to the “Closing Date” shall mean the Initial Closing Date or the Option Closing Date, as appropriate) and shall be determined by the Representative and shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, and the Company agrees to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be sold by the Company. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Payment for the Shares shall be made at the Initial Closing Date (and, if applicable, at the Option Closing Date) by wire transfer in immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. D. A. Davidson & Co., individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment for any shares of Preferred Stock to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Initial Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (e) The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representative for the accounts of the Representative and the several Underwriters at the Initial Closing Date (and, if applicable, at the Option Closing Date), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Option Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (f) Not later than 12:00 noon on the second business day following the date the shares of Preferred Stock are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Final Prospectus in such quantities and at such places as the Representative shall reasonably request.

     3. Offering by the Underwriters.

     The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Final Prospectus, their respective portions of the Firm Shares (and Option Shares, as the case may be) as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Final Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2(c) hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Preferred Stock in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants.

     The Company covenants and agrees with the several Underwriters as follows:

     (a) The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, as applicable.

     (b) The Company will prepare and file with the Commission, promptly upon the Representative’s request, any amendments or supplements to the Registration Statement or Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in the Representative’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Preferred Stock; and the Company will not file any amendment or supplement to the Registration Statement or Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) which is not in compliance with the Act or to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

     (c) The Company will notify the Representative promptly (i) of the time when any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement or Final Prospectus or additional information.

     (d) The Company will advise the Representative, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction or for listing on The Nasdaq National Market, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

     (e) During such period of time after the first date of the public offering of the Preferred Stock during which a prospectus relating thereto is required to be delivered under the Act in connection with sales by the Underwriters, acting as underwriters and not dealers (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the sale and distribution of the Preferred Stock by the Underwriters as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, (i) the Final Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading or (ii) it becomes necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, then the Company will promptly notify the Representative and will prepare and file with the Commission, and furnish at its own expense to the Underwriters, an amendment to the Registration Statement or supplement to the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the Act.

     (f) The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act to comply with the Exchange Act subsequent to the date of the Final Prospectus and during the Distribution Period.

     (g) The Company shall furnish to the Representative a copy of any report or document proposed to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act during the Distribution Period not less than one business day before the filing thereof.

     (h) The Company will cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Preferred Stock for offering and sale under the applicable securities and real estate syndication laws of such states and other jurisdictions of the United States as the Representative may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity or to registration as a securities dealer. In each jurisdiction in which the Preferred Stock has been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

     (i) The Company shall make all filings with the Nasdaq National Market required from the date of this Agreement through the date 30 days from the date of this Agreement. The Company will promptly deliver to the Representative copies of all such filings and correspondence related thereto.

     (j) The Company will furnish to the Underwriters copies of the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits), each of the Preliminary Prospectuses, the Final Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

     (k) The Company will make generally available to holders of the Preferred Stock as soon as practicable, but in any event not later than 18 months after the “effective date of the Registration Statement” (as defined in Rule 158(c)) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (l) The Company will apply the net proceeds from the sale of the Preferred Stock for the purposes set forth in the Final Prospectus under the caption “Use of Proceeds.”

     (m) The Company will not, and will cause its subsidiaries not to, invest or otherwise use the proceeds from the sale of the Preferred Stock in such a manner as would require registration of the Company or any of its subsidiaries as an “investment company” under the Investment Company Act.

     (n) The Company will not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of the Preferred Stock.

     (o) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than as contemplated herein.

     (p) For a period of five years commencing with the date hereof, the Company will use its commercially reasonable efforts to cause the Preferred Stock to continue to be listed on The Nasdaq National Market or a comparable securities exchange or market.

     (q) For a period of five years commencing with the date hereof, if The Depository Trust Company so requires as a condition to continued availability of its services with respect to the Preferred Stock, the Company will engage and maintain a registrar and transfer agent for the Preferred Stock.

     5. Costs and Expenses.

     (a) The Representative shall be entitled to receive from the Company, for themselves alone and not as representative of the several Underwriters, a non-accountable expense allowance of one hundred thousand dollars ($100,000). The Representative shall be entitled to withhold this allowance on the Closing Date with respect to shares of Preferred Stock delivered by the Company on the Closing Date.

     (b) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Preferred Stock; (ii) all expenses and fees (including fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees and expenses of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any Blue Sky Memoranda reasonably requested by the Representative; (iii) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Preferred Stock for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate (provided, that the fees of such counsel reimbursed pursuant to this clause (iii) shall not exceed $5,000); (iv) the fees and expenses of the transfer agent and registrar; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, any required review by the NASD of the terms of the sale of the Preferred Stock (provided, that the fees of such counsel reimbursed pursuant to this clause (v) shall not exceed $5,000); (vi) listing fees; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein.

     (c) Except as provided in this Section 5, Section 7, and Section 9(b), the Underwriters will pay all of their own costs and expenses.

     (d) If the sale of the Preferred Stock provided for herein is not consummated because the conditions in Section 6 are not satisfied, because this Agreement is terminated by the Representative pursuant to Section 9 or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled (and such failure, refusal, inability or non-fulfillment is not due primarily to the Underwriters’ actions or omissions), then Company shall either (i) reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Preferred Stock or in contemplation of performing their obligations hereunder, or (ii) pay the Representative the non-accountable expense allowance of one hundred thousand dollars ($100,000), whichever is less. The Company shall not in any event be liable to any Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

     6. Conditions of Underwriters’ Obligations.

     The obligations of the several Underwriters to purchase and pay for the shares of Preferred Stock as provided herein on the Initial Closing Date and, with respect to the Option Shares, the Option Closing Date, are subject to the accuracy of the Company’s representations and warranties set forth in Section 1 hereof, as of the date hereof and at the relevant Closing Date (as if made at such Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) All filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, be pending or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the Representative’s reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) The Representative shall not have advised the Company that the Registration Statement or the Final Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which misstatement or omission has not been corrected.

     (c) The Company shall have filed a Form 8-A registration statement under the Exchange Act with respect to the Preferred Stock; the Form 8-A registration statement shall have become effective under the Exchange Act; and the Preferred Stock shall have been registered pursuant to Section 12(g) of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     (d) Between the date hereof and the relevant Closing Date, no Material Adverse Change shall have occurred or become known to the Company that, in the Representative’s reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Preferred Stock as contemplated by the Final Prospectus.

     (e) The representations and warranties contained in this Agreement shall be true and correct on the date of this Agreement and on and as of the relevant Closing Date as if made on such date.

     (f) The Company shall have complied with all agreements and satisfied all conditions to be performed or satisfied on its part at or prior to the relevant Closing Date.

     (g) The Representative shall have received on the relevant Closing Date a certificate of the Company, dated the relevant Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and addressed to the Underwriters (which certificate shall be deemed a representation and warranty pursuant to this Agreement), to the effect that

     (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending or threatened;

     (ii) the Form 8-A registration statement with respect to the Preferred Stock has become effective under the Exchange Act and the Preferred Stock has been registered pursuant to Section 12(g) of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

     (iii) between the date of this Agreement and the relevant Closing Date, no Material Adverse Change has occurred or become known to the Company;

     (iv) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the relevant Closing Date; and

     (v) the Company has complied with all agreements and satisfied all conditions to be performed or satisfied on its part at or prior to the relevant Closing Date.

     (h) The Representative shall have received on the relevant Closing Date (i) an opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel for the Company, substantially in the form of Exhibit A attached hereto and (ii) an opinion from Pringle & Herigstad, P.A., counsel for the Company, substantially in the form of Exhibit B attached hereto, which opinions shall be dated the relevant Closing Date and addressed to the Underwriters. Counsel rendering such opinions may rely as to questions of law not involving the laws of the United States or the state or states where such counsel are admitted to practice upon opinions of local counsel and as to questions of fact upon representations or certificates of officers of the Company and of government officials.

     (i) The Representative shall have received on the relevant Closing Date an opinion from Dorsey & Whitney LLP, counsel for the Underwriters, dated the relevant Closing Date and addressed to the Underwriters, as to such matters as the Underwriters may reasonably request. Such counsel shall have received such papers and information as they reasonably request from the Company to enable such counsel to pass upon such matters.

     (j) The Representative shall have received on the relevant Closing Date a letter from Brady, Martz & Associates, P.C., independent certified public accountants, dated the relevant Closing Date and addressed to the Underwriters, in the form previously agreed with the Representative.

     (k) The Representative shall have received on the relevant Closing Date a letter from Deloitte & Touche LLP, independent certified public accountants, dated the relevant Closing Date and addressed to the Underwriters, in the form previously agreed with the Representative.

     (l) The shares of Preferred Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     (m) The Company shall have complied with the provisions of Sections 2(f) and 4(e) hereof with respect to the furnishing of Final Prospectuses.

     (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the relevant Closing Date, prevent the issuance or public offering of the Preferred Stock; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the relevant Closing Date which would prevent the issuance or public offering of the Preferred Stock.

     (o) On or before each of the relevant Closing Date the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the shares of Preferred Stock as contemplated herein or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the relevant Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

     All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representative and the Underwriters’ counsel.

     7. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (“Losses”), joint or several, to which such Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part arise out of or are based upon any material inaccuracy in the representations and warranties of the Company contained herein; (iv) in whole or in part arise out of or are based upon any failure of the Company to perform its obligations hereunder or under law in any material respect; or (v) arise out of or are based upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Preferred Stock or the offering contemplated hereby, and which is included as part of or referred to in any Losses or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, except that the Company shall not be liable under this clause (v) to the extent that it shall have been finally determined that such Losses resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such Losses or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Representative, on behalf of the Underwriters, specifically for use in the preparation thereof; and provided further, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus that was corrected in the Final Prospectus (or any amendment or supplement thereto) if the person asserting any such Losses purchased shares of Preferred Stock from an Underwriter but was not sent or given a copy of the Final Prospectus (as amended or supplemented) in any case where such delivery of the Final Prospectus (as amended or supplemented) was required by the Act.

     (b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, against any Losses to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of such Underwriter, specifically for use in the preparation thereof; and (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus that was corrected in the Final Prospectus (or any amendment or supplement thereto) if the person asserting any such Losses purchased shares of Preferred Stock from an Underwriter but was not sent or given a copy of the Final Prospectus (as amended or supplemented) in any case where such delivery of the Final Prospectus (as amended or supplemented) was required by the Act; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such Losses or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (with the Representative to represent the indemnified parties who are parties to such action in the case of subsection (b) above)); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Preferred Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first paragraph of this subsection (e). The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the shares of Preferred Stock purchased by such Underwriter, after taking into account the amount of damages such Underwriter is otherwise required to pay, if any. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     (g) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

     (h) The parties to this Agreement hereby acknowledge that they are sophisticated business entities that were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Final Prospectus as required by the Act and the Exchange Act.

     8. Representations and Agreements to Survive Delivery.

     All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Preferred Stock to and by the Underwriters hereunder. The agreements of the Company contained in Section 5 and the agreements of the Company and the Underwriters contained in Section 7 shall survive any termination or cancellation of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.

     9. Termination by Representative.

     (a) The Representative shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the relevant Closing Date (i) if in the reasonable opinion of the Representative there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as contemplated in the Registration Statement or the Final Prospectus, any Material Adverse Change; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to market the Preferred Stock in the manner and on the terms described in the Final Prospectus or to enforce contracts for the sale of the Preferred Stock; (iii) if trading in the Preferred Stock has been suspended or limited by the Commission or The Nasdaq National Market; (iv) if trading in securities generally on either the New York Stock Exchange or The Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by The Nasdaq National Market or by order of the Commission or any other governmental authority, or the NASD; (v) if a banking moratorium has been declared by federal, North Dakota, or New York authorities; or (vi) if any governmental body or agency has taken any action in respect of its fiscal or monetary affairs which in the reasonable opinion of the Representative has had a material adverse effect on the securities markets in the United States.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company to any Underwriter, except as provided in Section 5(d) hereof; (ii) any Underwriter to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

     10. Default By the Underwriters.

     (a) If any Underwriter or Underwriters shall default in their obligations to purchase the Preferred Stock which they have agreed to purchase hereunder, the Representative may in its discretion arrange for the purchase of such Preferred Stock by itself or another party or other parties on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Preferred Stock, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Preferred Stock on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Preferred Stock, or the Company notifies the Representative that it has so arranged for the purchase of such Preferred Stock, the

Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Final Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to such Preferred Stock. The foregoing shall not relieve any defaulting Underwriter from liability for its default.

     (b) If, after giving effect to any arrangements for the purchase of the Preferred Stock of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of shares of such Preferred Stock which remains unpurchased does not exceed 10% of the aggregate number of shares of all the Preferred Stock to be purchased, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares of Preferred Stock which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate number of shares of Preferred Stock which such Underwriter agreed to purchase hereunder) of the Preferred Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Preferred Stock of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of shares of such Preferred Stock which remains unpurchased exceeds 10% of the aggregate number of shares of all the Preferred Stock to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Preferred Stock of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. Information Furnished by Underwriters.

     The Company hereby acknowledges that the only written information furnished to the Company by the Representative, on behalf of the Underwriters, specifically for use in the preparation of the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) are the following statements in the Preliminary Prospectus and the Final Prospectus: (i) the statement on the cover regarding delivery of the Preferred Stock and (ii) the following statements under the heading “Underwriting”: (A) the list of Underwriters and their respective participation in the offering, (B) the paragraph relating to concessions and reallowances and (C) the paragraphs relating to stabilization, syndicate covering transactions and penalty bids.

     12. Notices.

     Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Underwriters, c/o D. A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, Attention: Syndicate Department; if to the Company, shall be mailed or delivered to it at 12 South Main Street, Minot, North Dakota 58701, Attention: Chief Executive Officer. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     13. Persons Entitled to Benefit of Agreement.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, directors, officers and employees referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Preferred Stock from the Underwriters.

     14. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to any provisions relating to conflicts of laws.

     15. Severability.

     The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

     16. General Provisions.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto (it being understood that execution by the Representative of any such amendment or modification shall constitute execution by the Underwriters) , and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with any other Underwriter or with the Company.

     17. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

INVESTORS REAL ESTATE TRUST

By:

Name:

Title:

Accepted as of the date hereof.

D.A. DAVIDSON & CO.

Acting as Representative of the several
Underwriters named in Schedule I

By: D.A. Davidson & Co.

By:

Name:

Title:

For itself and as the Representative

Schedule I

Total Number of Shares of
Preferred Stock
Underwriter	To Be Purchased
D.A. Davidson & Co.	960,000
Howe Barnes Investments, Inc.	20,000
Stifel, Nicolaus & Company Incorporated	20,000
Total	1,000,000

Exhibit A

Form of Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

     1. The Company has the requisite power and authority to execute, deliver and perform the Underwriting Agreement and to issue, sell and deliver the 8.25% Series A Cumulative Redeemable Preferred Series A Preferred Shares (the “Series A Preferred Shares”) to be issued and sold by it thereunder.

     2. The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     3. No consent, approval, authorization, order or decree of, or registration or filing with, any court, governmental or regulatory agency or body or arbitrator having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the valid issuance, sale and delivery of the Series A Preferred Shares by the Company as contemplated in the Underwriting Agreement, except such as have been made or obtained under the Securities Act and as may be required under state securities or blue sky laws, state real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

     4. The Company satisfies the requirements for use of Form S-3, as set forth in the General Instructions thereto.

     5. The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened under the Securities Act.

     6. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, excluding the documents incorporated by reference therein and other than the financial statements, including the notes thereto and the supporting schedules, and other financial and accounting data contained therein, as to which counsel need express no opinion, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     7. Each of the documents incorporated by reference in the Prospectus, as of its respective filing, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K, and definitive proxy statements under Regulation 14A, as the case may be, under the 1934 Act and the 1934 Act Rules and Regulations.

     8. There are no actions, suits, claims, investigations or proceedings pending, or, to counsel’s knowledge, threatened or contemplated to which the Company or any Subsidiary is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or Prospectus but are not so described.

     9. To such counsel’s knowledge, there are no contracts, agreements or other documents of the Company or any Subsidiary that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act and the Rules and Regulations which have not been so described or filed as required.

     10. To such counsel’s knowledge, there are no business relationships or related-party transactions involving the Company or any Subsidiary that are required to be described in the Prospectus which have not been so described.

     11. The statements in the Prospectus under the following captions, insofar as such statements constitute summaries of law or agreements or legal conclusions, have been reviewed by such counsel and are in all material respects accurate and present fairly the information required to be presented:

•	Risk Factors – We may incur tax liabilities as a consequence of failing to qualify as a REIT;

•	Risk Factors – Certain provisions of our Third Restated Declaration of Trust may limit a change in control and deter a takeover;

•	Description of Series A Preferred Shares; and

•	Material Federal Income Tax Consequences.

     12. The Form 8-A registration statement filed by the Company under the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act; the Form 8-A registration statement has become effective under the Exchange Act; and the class of Series A Preferred Shares to be issued and sold by the Company pursuant to the Underwriting Agreement has been registered under the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     13. None of the Company or any of the Subsidiaries is, or after giving effect to the sale of the Series A Preferred Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     14. A statement of fact (but not an opinion), which may be set forth in a separate letter, that, on the basis of information obtained as a result of discussions and meetings with directors, officers and employees of the Company, the Representative and the independent public accountants for the Company in connection with the preparation and review of the Registration Statement and the Prospectus, and the examination of other information and documents requested by such counsel, nothing has come to such counsel’s attention that has caused such counsel to believe that the Registration Statement and any amendment thereof, at the time it became effective, on the date of the Underwriting Agreement or on the date of such opinion, together with the documents incorporated therein by reference at such dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto, at the first date of its issuance or at any time subsequent thereto up to and including the date of such opinion, together with the documents incorporated therein by reference at such dates, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may further state that in making the foregoing comments, such counsel does not intend them to include or cover the financial statements and notes thereto and related schedules and other financial and accounting data contained or omitted from the Registration Statement and any amendment or supplement thereto and the Prospectus.

     The counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States or of the states in which such counsel is admitted to practice upon opinions of local counsel, and, as to questions of fact, upon representations or certificates of officers of the Company and of government officials, in which case its opinion is to state the extent of such reliance. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representative and to the Representative’s counsel.

     The counsel rendering the foregoing opinions may make reasonable assumptions and qualifications when issuing such opinions.

Exhibit B

Form of Opinion of Pringle & Herigstad, P.A.

     1. The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under North Dakota law.

     2. The Company has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     3. To such counsel’s knowledge, (a) the Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, business trust or other entity required to be listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003, that is not so listed and (b) since April 30, 2003, the Company has not formed or acquired, directly or indirectly, any corporation, limited partnership, limited liability company, business trust or other entity that will be required to be so listed pursuant to Item 601(a)(21) of Regulation S-K in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2004, other than the following entities: IRET-Brown Deer, LLC; IRET-Candlelight, LLC; IRET-1715 YDR, LLC and IRET Golden Jack LLC.

     4. Each entity listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003 and each of IRET-Brown Deer, LLC; IRET-Candlelight, LLC; IRET-1715 YDR, LLC; and IRET Golden Jack LLC (each such entity, a “Subsidiary” and all such entities, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or business trust, as the case may be, and in good standing under the laws of its respective jurisdiction of organization.

     5. Each Subsidiary has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     6. Each Subsidiary has authorized and issued the shares of capital stock, limited partnership interests, membership interests or other ownership interests reflected on Schedule A to this opinion, all of which have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth in Schedule A, all of such ownership interests are owned, directly or indirectly, by the Company and are, to such counsel’s knowledge, free and clear of any security interests, liens, encumbrances or claims.

     7. The relative rights, preferences, interests and powers of the Series A Preferred Shares are as set forth in the Articles Supplementary to the Articles of Amendment and Third Restated Declaration of Trust of the Company; none of such provisions conflicts with North Dakota law.

     8. The form of certificate used to evidence the Series A Preferred Shares complies with all applicable North Dakota statutory requirements.

     9. The Series A Preferred Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, upon issuance and delivery against payment therefor as provided in the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

     10. The Series A Preferred Shares, when offered, sold and issued as contemplated in the Underwriting Agreement, will not be offered, sold and issued in violation or subject to any preemptive right, co-sale right, right of first refusal, registration right or similar contractual right known to such counsel.

     11. The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance, sale and delivery of the Shares of Beneficial Interest by the Company as contemplated in the Underwriting Agreement will not (a) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, (b) violate any law, statute, rule or regulation, (c) violate any judgment, decree or order known to such counsel of any court, governmental or regulatory agency or body or arbitrator having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (d) violate or conflict with any provision of the articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any Subsidiary.

     12. Commencing with the Company’s taxable year ended April 30, 2000, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended, and its organization and current and proposed method of operation will enable it to continue to so qualify.

     13. The statements in Part II, Item 15 of the Registration Statement and in the Prospectus under the following captions, insofar as such statements constitute summaries of law or agreements or legal conclusions, have been reviewed by such counsel and are in all material respects accurate and present fairly the information required to be presented:

•	Risk Factors – We may incur tax liabilities as a consequence of failing to qualify as a REIT;

•	Risk Factors – Certain provisions of our Third Restated Declaration of Trust may limit a change in control and deter a takeover;

•	Description of Series A Preferred Shares;

•	Material Federal Income Tax Consequences;

•	Description of Common Shares;

•	Description of Preferred Shares; and

•	Certain Tax Considerations.

The counsel rendering the foregoing opinions may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case its opinion is to state the extent of such reliance. Copies of any representation or certificate so relied upon shall be delivered to the Representative and to the Representative’s counsel.

     The counsel rendering the foregoing opinions may make reasonable assumptions and qualifications when issuing such opinions.